As filed with the Securities and Exchange Commission on September 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________________

GENESCO INC.

(Exact name of registrant as specified in its charter)

____________________________________

Tennessee	62-0211340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
535 Marriott Drive Nashville, Tennessee, 37214 (Address of Principal Executive Offices) (Zip Code) ____________________________________
Genesco Inc. Third Amended and Restated 2020 Equity Incentive Plan
(Full title of the plan)
____________________________________

Scott E. Becker, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Genesco Inc.

535 Marriott Drive

Nashville, Tennessee 37214
(615) 367-7000

(Name, address and telephone number, including area code, of agent for service)

____________________________________

Copies to:

Jennifer H. Noonan, Esq. Bass, Berry & Sims PLC 21 Platform Way South, Suite 3500 Nashville, TN 37203 (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☑

Non-accelerated filer ☐ Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 300,000 shares of common stock, par value $1.00 per share (“Common Stock”), of Genesco Inc. (the “Company” or the “Registrant”), which may be issued pursuant to awards under the Genesco Inc. Third Amended and Restated 2020 Equity Incentive Plan (the “Third Amended and Restated Plan”). The Company previously registered (i) 1,040,814 shares of Common Stock with respect to the Genesco Inc. 2020 Equity Incentive Plan (the “2020 Plan”) on a prior Registration Statement on Form S-8 filed by the Company (Registration No. 333-248715), (ii) an additional 480,000 shares of Common Stock with respect to the Genesco Inc. Amended and Restated 2020 Equity Incentive Plan (the “Amended and Restated Plan”) on a prior Registration Statement on Form S-8 filed by the Company (Registration No. 333-274394) and (iii) an additional 560,000 shares of Common Stock with respect to the Genesco Inc. Second Amended and Restated 2020 Equity Incentive Plan (the “Second Amended and Restated Plan”) on a prior Registration Statement on Form S-8 filed by the Company (Registration No. 333-282063) (collectively, the “Prior Registration Statements”). At the Company’s 2025 Annual Meeting of Shareholders, the Company’s shareholders approved the Third Amended and Restated Plan, which amended and restated the Second Amended and Restated Plan to, among other things, authorize the issuance of an aggregate of (a) 1,057,534 shares (which includes (i) 300,000 additional shares authorized pursuant to the Third Amended and Restated Plan, and (ii) 757,534 shares authorized and available for grant as of April 15, 2025, under the Second Amended and Restated Plan), less (b) any shares (adjusted based on the fungible share counting provision of the Third Amended and Restated Plan) granted under the Amended and Restated Plan after April 15, 2025 and prior to June 26, 2025, plus (c) any shares (adjusted based on the fungible share counting provision of the Second Amended and Restated Plan) added back to the Second Amended and Restated Plan after April 15, 2025. As a result, 757,534 shares of Common Stock are now available and reserved for issuance under the Third Amended and Restated Plan.

In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Prior Registration Statements, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1) The Registrant’s Annual Report on Form 10-K (File No. 1-3083) for the fiscal year ended February 1, 2025, filed with the Commission on March 26, 2025;

(2) The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 16, 2025 that were incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025;

(3) The Registrant’s Quarterly Reports on Form 10-Q (File No. 1-3083), for the quarter ended May 3, 2025, filed with the Commission on June 12, 2025, and for the quarter ended August 2, 2025, filed with the Commission on September 11, 2025;

(4) The Registrant’s Current Reports on Form 8-K (File No. 1-3083) filed with the Commission on May 6, 2025 and June 27, 2025, and the Registrant’s Current Report on Form 8-K/A, filed with the Commission on May 15, 2025; and

(5) The description of the Registrant’s securities filed as Exhibit (4)b to the Registrant’s Annual Report on Form 10-K (File No. 1-3083) for the fiscal year ended February 3, 2024, filed with the Commission on March 27, 2024, and including all other amendments and reports filed for the purpose of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Charter of Genesco Inc., as amended. Incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q filed on December 8, 2022 (File No. 1-3083).
4.2	Second Amended and Restated Bylaws of Genesco Inc. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on November 1, 2022 (File No. 1-3083).
4.3	Form of Certificate for the Common Stock. Incorporated by reference to Exhibit 3 to the Genesco Inc. Registration Statement on Form 8-A/A filed with the Commission on May 1, 2003 (File No. 1-3083).
5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, former independent registered public accounting firm.
24.1	Power of Attorney (included on signature page).
99.1*	Genesco Inc. Third Amended and Restated 2020 Equity Incentive Plan.
107*	Filing Fee Table.

* filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 16, 2025.

Genesco Inc.

By: /s/ Cassandra E. Harris

Cassandra E. Harris

Senior Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mimi E. Vaughn, Cassandra E. Harris and Scott E. Becker, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below) this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any and all successor registration statements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date
/s/ Mimi E. Vaughn Mimi E. Vaughn	President, Chief Executive Officer and Chairperson (Principal Executive Officer)	September 16, 2025
/s/ Cassandra E. Harris Cassandra E. Harris	Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 16, 2025
/s/ Joanna Barsh Joanna Barsh	Director	September 16, 2025
/s/ Matthew M. Bilunas Matthew M. Bilunas	Director	September 16, 2025
/s/ Carolyn Bojanowski Carolyn Bojanowski	Director	September 16, 2025
/s/ John F. Lambros John F. Lambros	Director	September 16, 2025
/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director	September 16, 2025

/s/ Angel R. Martinez Angel R. Martinez	Director	September 16, 2025
/s/ Mary E. Meixelsperger Mary E. Meixelsperger	Director	September 16, 2025
/s/ Gregory A. Sandfort Gregory A. Sandfort	Director	September 16, 2025

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